Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 5, 2003, except for the reverse stock split described in Note A, as to which the date is July 16, 2004, relating to the consolidated financial statements of Aeolus Pharmaceuticals, Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
June 30, 2006